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                                                                 UNITED STATES
                                                                 SECURITIES AND EXCHANGE COMMISSION
                                                                 Washington, D.C. 20549

 FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Citizens Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Maryland (State of incorporation or organization)	20-5120010 (I.R.S. Employer Identification No.)
2174 EastRidge Center, Eau Claire, Wisconsin (Address of principal executive offices)	54701 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Common Stock	Name of each exchange on which each class is to be registered Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

 If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

 Securities Act registration statement file number to which this form relates:        333-135527        (if applicable)

 Securities to be registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value

(Title of class)

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

EXPLANATORY NOTE

         This Amendment on Form 8-A/A to the Citizens Community Bancorp, Inc. Registration Statement on Form 8-A filed on August 10, 2006 is being filed to change the registration of the securities filed thereunder from Section 12(g) of the Act to Section 12(b) of the Act, as the securities registered hereunder will be listed on the Nasdaq Global Market.
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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.
For a description of the Registrant's securities, reference is made to "Our Policy Regarding Dividends," "Description of Capital Stock of Citizens Community Bancorp, Inc." and "Market for the Common Stock" in the prospectus included in Registrant's Pre-Effective Amendment No. Three to the Registration Statement on Form S-1 (Registration Number 333-135527) dated August 23, 2006, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of Citizens Community Bancorp, Inc. and Citizens Community Federal" in the Registrant's Pre-Effective Amendment No. Three to the Registration Statement on Form S-1 referenced above.
Item 2. Exhibits.
The following exhibits are filed as a part of this registration statement.
1.	Pre-Effective Amendment No. Three to the Registration Statement on Form S-1 (Registration Number 333-135527) dated August 23, 2006 is hereby incorporated by reference.
2.	The Charter for Citizens Community Bancorp, Inc., filed as Exhibit 3.1 to the Registration Statement on Form SB-2 (Registration Number 333-135527) dated June 30, 2006 is hereby incorporated by reference.
3.	The Bylaws of Citizens Community Bancorp, Inc., filed as Exhibit 3.2 to the Registration Statement on Form SB-2 (Registration Number 333-135527) dated June 30, 2006 are hereby incorporated by reference.
4.	The Specimen Stock Certificate, filed as Exhibit 4 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Registration Number 333-135527) dated August 10, 2006 is hereby incorporated by reference.
SIGNATURE

               Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Citizens Community Bancorp, Inc.
Date	August 28, 2006
By	/s/ James G. Cooley
	Name:	James G. Cooley	Title:	President and Chief Executive Officer

End.